May 22, 2020

Akers Biosciences, Inc.

201 Grove Road

Thorofare, NJ 08086

Ladies and Gentlemen:

We have acted as counsel to Akers Biosciences, Inc., a New Jersey corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 793,437 shares of common stock of the Company, no par value per share (the “Common Stock”), comprised of (i) 411,403 shares of Common Stock (the “Shares”), (ii) 211,353 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of Series D Convertible Preferred Stock (the “Preferred Stock”), (iii) 61,333 shares of Common Stock (the “April Warrant Shares”) issuable upon exercise of the warrants issued on April 8, 2020 (the “April Warrants”) to the designees of H.C. Wainwright & Co., LLC, who served as the Company’s placement agent in connection with a registered direct offering closed on April 8, 2020 (the “April Warrants”) and (iv) 109,348 shares of Common Stock (the “May Warrant Shares” and, together with the April Warrant Shares,” the “Warrant Shares”) issuable upon exercise of the warrants issued on May 18, 2020 (the “May Warrants” and, together with the April Warrants,” the “Warrants”) to the designees of H.C. Wainwright & Co., LLC, who served as the Company’s placement agent in connection with a registered direct offering closed on May 18, 2020. The Shares, the Conversion Shares and the Warrant Shares are referred to herein collectively as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the amended and restated certificate of incorporation, including the Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock, and bylaws, each as amended and/or restated as of the date hereof (“Company Charter Documents”), (ii) the Registration Statement and all exhibits thereto, (iii) the specimen of the Common Stock certificate, (iv) the Warrants and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) there will be sufficient shares of Common Stock and Preferred Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Preferred Stock or Warrant Shares or the rights of the holders thereof.

Haynes and Boone, LLP

Attorneys and Counselors

30 Rockefeller Plaza
26th Floor
New York, New York 10112

T (212) 659-7300

F (212) 918-8989

www.haynesboone.com

Akers Biosciences, Inc. May 22, 2020 Page 2

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable; (ii) the Conversion Shares, when issued in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and non-assessable; and (iii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable..

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the New Jersey Business Corporation Act, as currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP